Exhibit 4.2

Issue Date: [             , 2011]

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NEOS THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that the undersigned holder (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Neos Therapeutics, Inc., a Delaware corporation (the “Company”), at a per share exercise price equal to $0.001 per share (the “Exercise Price”), [         ] shares of Common Stock of the Company (“Shares”).

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, and to which the Holder, by the acceptance of this Warrant, agrees:

1.                              Definitions.

(a)                                 “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, (ii) a sale of all or substantially all of the assets of the Company or (iii) a Deemed Liquidation Event (as such term is defined in the Company’s Second Amended and Restated Certificate of Incorporation, dated as of             , 2011.

(b)                                 “Common Stock” means the Common Stock, $0,001 par value per share, of the Company.

(c)                                  “Company” has the meaning set forth in the introductory paragraph.

(d)                                 “Expiration Date” has the meaning set forth in Section 8 hereof.

(e)                                  “Holder” has the meaning set forth in the introductory paragraph.

(f)                                   “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock.

(g)                                  “Securities” has the meaning set forth in Section 10(a) hereof.

(h)                                 “Securities Act” has the meaning set forth in Section 10(c) hereof.

(i)                                     “Shares” has the meaning set forth in the introductory paragraph.

2.                                      Exercise of Warrant. Unless earlier terminated under Section 8, the purchase rights represented by this Warrant are exercisable by the Holder, in whole but not in part, at any time after the date hereof by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

3.                                      Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

4.                                      Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

5.                                      No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

6.                                      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

7.                                      Notice Obligations. In the event of a proposed Change of Control, then the Company shall give the Holder written notice of at least ten (10) days prior to the proposed closing date of the Change of Control. In the event of a proposed IPO, then the Company shall give the Holder written notice of at least ten (10) days prior to the proposed effective date of the IPO.

8.                                      Termination. To the extent not exercised in full, this Warrant (and the right to purchase Shares upon exercise hereof) shall terminate on the earliest of the following (the

“Expiration Date”): (i) the five-year anniversary of the Issue Date set forth on the foregoing page of this Warrant, (ii) a Change of Control, effective immediately prior to but contingent upon the consummation of such Change of Control, or (iii) an IPO, effective immediately prior to but contingent upon the consummation of such IPO; provided, however, that if any notice required by Section 7 is not so provided, such Expiration Date shall be extended until such ten (10) day notice has been so provided.

9.                                      Adjustments. The number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

(a)                                 Reclassification, etc. If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, all subject to further adjustment as provided in this Section 9.

(b)                                 Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the shares of Common Stock, the number of shares of Common Stock as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c)                                  Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price or number of shares of Common Stock purchasable under this Warrant.

10.                               Restrictions on Transferability of Securities.

(a)                                 Restrictions on Transferability. This Warrant and the Shares issuable upon exercise of this Warrant (collectively the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10.

(b)                                 Restrictive Legends. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c)) be stamped or otherwise imprinted with one or more legends in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH

SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF CERTAIN AGREEMENTS BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 10.

(c)                                  Notice of Proposed Transfers. This Warrant or Securities issuable upon exercise hereof may be sold or transferred (i) as permitted pursuant to Section 10(d) hereof, and (ii) otherwise by providing prior written notice to the Company. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Warrant. Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Upon exercise of the Warrant, if requested by the Company the holder shall, as a condition to exercising the Warrant, execute a counterpart signature page (and spousal consent, if applicable) to that certain Amended and Restated Voting Agreement, dated as of October 29, 2009, as amended, by and among the Company and the other parties thereto, to the extent such holder is not party to such agreement.

(d)                                 Exempt Transfers. Notwithstanding the foregoing Section 10(c), no such registration statement or opinion of counsel shall be necessary for a transfer by a holder of a warrant or stock certificate, as the case may be, representing Securities (i) to a fund, partnership, limited liability company or other entity that is affiliated with such holder, (ii) to a partner or member (or retired partner or member) of such transferring holder, or to the estate of any such partner or member (or retired partner or member), or (iii) to an officer of the Company; provided, however, that, in the case of (i) or (ii), the transferee agrees in writing to be subject to the terms of this Warrant, to the same extent as if he or she were an original holder hereunder.

11.                       Miscellaneous.

(a)                                 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

(b)                                 Construction. This Warrant shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party.

(c)                                  Other Interpretive Provisions. References in this Warrant to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. The words “include” and “including” and words of similar import when used in this Warrant shall not be construed to be limiting or exclusive.

(d)                                 Entire Agreement. This Warrant together with the Subscription Agreement and the Purchase Agreement constitute and contain the entire agreement among the Company and Holder and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(e)                                  Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and the Holder.

(f)                                   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not, then on the next business day; (iii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification upon receipt. All communications shall be delivered or sent to the respective addresses of the parties as set forth on Schedule A to the Purchase Agreement or on the register maintained by the Company, or to such other address as such party may designate by ten days advance written notice to the other parties in accordance herewith.

(g)                                  Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(h)                                 Assignment. Subject to the restrictions on transfer described in Section 10 hereof, the rights and obligations of the parties hereto shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(i)                                     Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the day and year first above written.

NEOS THERAPEUTICS, INC.

By:
Alan Heller
Chairman of the Board

Acknowledged and Agreed by the Holder:

Printed Name of Holder:

By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:                             Neos Therapeutics, Inc.

1.                                      The undersigned hereby elects to purchase               shares of Common Stock (“Stock”) of Neos Therapeutics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

2.                                      The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the shares of Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

3.                                      The undersigned understands that the shares of Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.                                      The undersigned acknowledges and agrees, that if requested by the Company or an underwriter of such registered public offering, not to sell or otherwise transfer or dispose of any shares of the Stock (or other securities) of the Company held by such holder during a period of up to 180 days following the effective date of any registration statement of the Company filed under the Securities Act in connection with the initial public offering of Common Stock of the Company. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stock-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

5.                                      The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

(a)                                 THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(b)                                 THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF CERTAIN AGREEMENTS BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(c)                                  THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREFN.

(d)                                 Any legend required by applicable state law.

6.                                      In connection with the exercise of the Warrant, upon the request of the Company, the undersigned agrees to execute a counterpart signature page to that certain Amended and Restated Voting Agreement, dated as of October 29, 2009, as amended, by the Company and the other parties thereto.

7.                                      Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

[Name]

Executed on	(date).

By:

Name:

Title (if applicable):